WAIVER OF REGISTRATION RIGHTS

THIS WAIVER OF REGISTRATION RIGHTS (this “Waiver”) is made as of [_____], 2017 (the “Effective Date”) by and between SQL Technologies Corp. (f/k/a Safety Quick Lighting & Fans Corp.), a Florida corporation (the “Company”), and the undersigned (the “Holder”).

WHEREAS, the Company issued to the Holder one or more certain Registration Rights Agreements dated November 26, 2013, May 8, 2014 and/or June 25, 2014 (each instrument or all such instruments, the “Registration Rights Agreement(s)”); the parties have agreed to waive all their rights under the Registration Rights Agreement(s); and, pursuant to Section 14 of the Registration Rights Agreement(s), any modification, waiver, termination or otherwise must be in writing and signed by both parties.

The Company and the Holder hereby agree as follows:

1.       Definitions. Capitalized terms used and not defined in this Waiver have the respective meanings assigned to them in the Registration Rights Agreement(s).

2.       Waiver of Registration Rights. The Company and the Holder hereby irrevocably waive any and all rights that either party has, may have, or may have had, with respect to the Registration Rights Agreement(s), including but not limited to any obligation of the Company to register or maintain effective registration under the Securities Act of the Registrable Securities. The parties agree that the Registration Rights Agreement(s) are hereby null and void.

3.       Miscellaneous. This Waiver constitutes the sole and entire agreement of the parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter. This Amendment is governed by, and construed in accordance with, the laws of the State of Florida, without regard to the conflict of laws provisions of such State. This Amendment may be executed in any number of counterparts and by electronic transmission or facsimile, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed this Waiver to be effective as of the Effective Date set forth above.

HOLDER: THE COMPANY:

SQL TECHNOLOGIES CORP.

(entity name, if applicable)

By: By: _______

Name: Name: John P. Campi

Title: Title: Chief Executive Officer